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               Independent Auditors' Report on Internal Accounting Controls


To the Interestholders and Board of Trustees
Master Investment Portfolio:

In planning  and  performing  our audits of the  financial  statements  of Asset
Allocation Master Portfolio, Bond Index Master Portfolio, S&P 500 Index Master Portfolio, Money Market Master Portfolio, Extended Index Master Portfolio, U.S. Equity Master Portfolio and International Index Master Portfolio (seven portfolios of Master Investment Portfolio) for the period ended December 31, 1999, we considered its internal control, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Master Investment Portfolio is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risks that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1999.

This report is intended solely for the information and use of management and the Board of Trustees of Master Investment Portfolio and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


San Francisco, California
February 11, 2000